EXHIBIT 4-ee

[FORM OF FACE OF NOTE]
SUBORDINATED VARIABLE RATE RENEWABLE NOTE

REGISTERED	REGISTERED
No. SUBVRR	CUSIP:
[PRINCIPAL AMOUNT],
as modified by Schedule I

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.1

ThIS NOTE haS not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”). tHIS NOTE may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.2

THESE NOTES ARE NOT A DEPOSIT AND ARE NOT INSURED OR PROTECTED BY THE SECURITIES INVESTOR PROTECTION CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

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1 Applies only if this Note is a Registered Global Security.

2 If this Note is offered in Japan or denominated in Japanese Yen, appropriate legends need to be added.

MORGAN STANLEY
SUBORDINATED VARIABLE RATE RENEWABLE NOTE
SUBORDINATED GLOBAL MEDIUM-TERM NOTE, SERIES F

BASE RATE:	ORIGINAL ISSUE DATE:	INITIAL MATURITY DATE:
INDEX MATURITY:	INTEREST ACCRUAL DATE:	FINAL MATURITY DATE:
SPREAD (PLUS OR MINUS):	INITIAL INTEREST RATE:	INTEREST PAYMENT DATE(S):
REPORTING SERVICE:	INITIAL INTEREST RESET DATE:	INTEREST PAYMENT PERIOD:
SPREAD MULTIPLIER:	MAXIMUM INTEREST RATE:	INTEREST RESET PERIOD:
APPLICABILITY OF ISSUER’S OPTION TO RESET SPREAD OR SPREAD MULTIPLIER:	MINIMUM INTEREST RATE:	INTEREST RESET DATE(S):
INDEX CURRENCY:	REDEMPTION DATE(S):	CALCULATION AGENT:
EXCHANGE RATE AGENT: [MORGAN STANLEY & CO. LLC]	REDEMPTION PERCENTAGE:	SPECIFIED CURRENCY
	ANNUAL REDEMPTION PERCENTAGE REDUCTION	IF SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, OPTION TO ELECT PAYMENT IN U.S. DOLLARS: [YES][3]
DESIGNATED CMT REUTERS PAGE:
	REDEMPTION NOTICE PERIOD:[4]	DESIGNATED CMT MATURITY INDEX:
TAX REDEMPTION AND PAYMENT OF ADDITIONAL AMOUNTS: [NO][5]
IF YES, STATE INITIAL OFFERING DATE: [NA]

OTHER PROVISIONS:

The Holder of this Note and the owner of any beneficial interest herein, by their purchase of this Note or such beneficial interest herein, are hereby deemed to have consented to any amendment to this Note that conforms the terms of this Note to the terms as set forth in Pricing Supplement No. ___ dated _______[, as amended by Amendment No. ___ thereto dated _____][6], and the prospectus supplement [, any index supplement or other supplement] and prospectus referred to therein, each related to this Note and filed with the Securities and Exchange Commission, and the Trustee is hereby authorized to enter into any such amendment to this Note without any further consent thereto of the Holder hereof or of such owner.

Morgan Stanley, a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to                                    , or registered assignees, the principal sum specified in Schedule I hereto on the Initial Maturity Date specified above or, to the extent the maturity date of any portion of the principal amount of this Note is extended in accordance with the procedures set forth below to an Extended Maturity

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3 Applies if this is a Registered Global Security, unless arrangements are made with DTC outside of existing Letters of Representations, as has been the case in the past.

4 Applicable if other than 30-60 calendar days. If this is a Registered Global Security, minimum notice period is [10] calendar days [current DTC limitation].

5 Default provision is NO. Indicate YES only for certain notes issued on a global basis if specified in pricing supplement.

6 Applicable if there is an amendment to the pricing supplement filed with the Securities and Exchange Commission prior to settlement of this Note.

Date, as defined below, on such Extended Maturity Date (except to the extent such portion is redeemed prior to such Extended Maturity Date) and to pay interest on the principal amount hereof outstanding from time to time, from and including the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above or determined in accordance with the provisions specified on the reverse hereof until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until (a) the principal hereof is paid or duly made available for payment or (b) this Note has been canceled in accordance with the provisions set forth below. Unless such rate is otherwise specified on the face hereof, the Calculation Agent shall determine the Initial Interest Rate for this Note in accordance with the provisions specified on the reverse hereof.

The Issuer will pay interest in arrears weekly, monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Initial Maturity Date or the Extended Maturity Date, as the case may be (each, a “Maturity Date”), or any redemption date; provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date or the Maturity Date or redemption date would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date, Maturity Date or redemption date shall be the following day that is a Business Day, except that if the Base Rate specified above is EURIBOR and such next Business Day falls in the next calendar month, the Interest Payment Date, Maturity Date or redemption date shall be the immediately preceding day that is a Business Day. As used herein, “Extended Maturity Date” means the Interest Payment Date occurring in the month six months after The Initial Maturity Date and each Interest Payment Date occurring in the month six months after the immediately preceding Extended Maturity Date.

Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date (a) the principal hereof has been paid or duly made available for payment or (b) this Note has been canceled in accordance with the provisions set forth below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date [one Business Day prior to such Interest Payment Date]7 [15 calendar days prior to such Interest Payment Date (whether or not a Business Day)]8 (each such date, a “Record Date”); provided, however, that interest payable at maturity (or any redemption date) shall be payable to the person to whom the principal hereof shall be payable.

On the Interest Payment Date occurring in the month six months prior to the Initial Maturity Date (the “Initial Election Date”), the maturity of this Note shall be extended to the Extended Maturity Date occurring in the month twelve months following the Initial Election Date and on the Interest Payment Date occurring in the month six months prior to each Extended Maturity Date (an “Election Date,” which term shall include the Initial Election Date), the maturity of this Note shall be extended to the Extended Maturity Date occurring in the month twelve months after such Election Date, unless, in any such case, the holder hereof elects to terminate the automatic extension of the maturity hereof or of any portion hereof having a principal amount of $1,000 or any larger multiple of $1,000 in excess thereof by delivering to the Trustee, as defined on the reverse hereof, not less than 15 nor more than 30 calendar days prior to the applicable Election Date (i) this Note with the form entitled “Option to Elect Termination of Automatic Extension” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor or terms, a statement that the option to elect termination of automatic extension is being exercised thereby, the principal amount hereof with respect to which such option is being exercised and a guarantee that this Note with the form entitled “Option to Elect Termination of Automatic Extension” below duly completed will be received by the Trustee no

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7 Applies only for a Registered Global Security.

8 Applies for a Registered Note that is not in global form.

later than five Business Days after the date of such telegram, telex, facsimile transmission or letter; provided that such telegram, telex, facsimile transmission or letter shall not be effective unless this Note and such form duly completed are received by the Trustee by such fifth Business Day. Such option may be exercised by the holder for less than the entire principal amount hereof provided that the principal amount for which such option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000. The exercise of such option may be withdrawn before or after the applicable Election Date, pursuant to the procedures described on the reverse hereof and in a Short-Term Note (as defined below). If the option to terminate the automatic extension of the maturity of any portion hereof is exercised and not withdrawn prior to the applicable Election Date in accordance with such procedures, a new Note or Notes in the form attached hereto as Exhibit A (each, a “Short-Term Note”) for the principal amount hereof for which such option was exercised and not withdrawn shall be issued on such Election Date in the name of the holder hereof and Schedule I hereto shall be annotated as of such Election Date to reflect the corresponding decrease in the principal amount hereof. Each such Short-Term Note shall have as its “Maturity Date” (as such term is used in such Short-Term Note) the Interest Payment Date occurring in the month six months after such Election Date and shall have as its Spread or Spread Multiplier, as the case may be, the Spread or Spread Multiplier applicable to this Note on the day prior to the issuance of such Short-Term Note. If any exercise of the option to terminate the automatic extension of the maturity hereof causes the principal amount of this Note to be reduced to zero, this Note shall nevertheless not be canceled until the date on which all outstanding Short-Term Notes issued in exchange for this Note shall have been paid in full.

Notwithstanding the foregoing, the maturity of this Note shall not be extended beyond the Final Maturity Date specified above.

If the holder of any Short-Term Note elects to exchange all or a portion of such Short-Term Note for an interest in this Note in accordance with the terms of such Short-Term Note, Schedule I hereto shall be annotated on the date of such exchange to reflect the corresponding increase in the principal amount hereof.

Payment of the principal of, premium, if any, and interest on this Note due at maturity (or any redemption date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at the office or agency of such other paying agent as the Issuer may determine in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of principal, premium, if any, or interest with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent (as defined on the reverse of this Note) in writing [not less than 15 calendar days prior to the applicable payment date]9 [, with respect to payments of interest, on or prior to the fifth Business Day prior to the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be];10 provided that, if payment of principal, premium, if any, or interest with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of, premium, if any, and interest on this

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9 Applies for a Registered Note that is not in global form.

10 Applies only for a Registered Global Security.

Note due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day prior to such Record Date or at least ten Business Days prior to the Maturity Date or any redemption date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption date, for payments of principal, as the case may be.

If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

If this Note ceases to be held by The Depository Trust Company or its successor or the nominee of The Depository Trust Company or its successor, this Note will be exchanged for one or more Notes of authorized denominations having an aggregate principal amount equal to the principal amount of this Note as then shown on Schedule I hereto, which new Notes shall otherwise have the same terms as this Note, except that the provisions of such new Notes regarding the termination of the automatic extension of the maturity thereof shall be modified to the extent appropriate for notes not required to be held in a securities depositary; provided that the respective rights and obligations of the Issuer and the holders of such new Notes shall be the same in all material respects as the respective rights and obligations of the Issuer and the holder of this Note. Such new Notes shall have stated principal amounts and shall be registered in the names of the persons then having a beneficial interest in this Note or in the names of their nominees.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, including the Addendum, which further provisions shall for all purposes have the same effect as if set forth at this place, including, without limitation, the provisions relating to the subordination of this Note to the Issuer’s Senior Indebtedness, as defined on the reverse hereof.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature (which signature may be entered on such certificate electronically), this Note shall not be entitled to any benefit under the Subordinated Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

MORGAN STANLEY

Dated:	By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Subordinated Indenture. THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

SUBORDINATED GLOBAL MEDIUM-TERM NOTE, SERIES F

This Note is one of a duly authorized issue of Subordinated Global Medium-Term Notes, Series F (the “Notes”), of the Issuer. The Notes are issuable under a Subordinated Indenture, dated as of October 1, 2004, between the Issuer and The Bank of New York Mellon, a New York banking corporation (as successor to J.P. Morgan Trust Company, National Association), as Trustee (the “Trustee,” which term includes any successor trustee under the Subordinated Indenture) (as may be amended or supplemented from time to time, the “Subordinated Indenture”), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), at its corporate trust office in The City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Subordinated Indenture. To the extent not inconsistent herewith, the terms of the Subordinated Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of this Note, including any Addendum, will not be redeemable prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Redemption Dates specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 180 nor more than 210 calendar days prior to the date fixed for redemption, subject to all the conditions and provisions of the Subordinated Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

If the face hereof indicates that this Note is subject to “Tax Redemption and Payment of Additional Amounts,” this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed [as provided in the Addendum] for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the notice.

If the face hereof indicates that this Note is subject to “Tax Redemption and Payment of Additional Amounts,” the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the “Additional Amounts”) to the holder of this Note with respect to any interest in this Note held by a registered holder who is a U.S. Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority of or in the United States, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts for or on account of:

•	any present or future tax, assessment or other governmental charge that would not have been so imposed but for

o	the existence of any present or former connection between the beneficial owner of an interest in this Note, or between a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner, if the beneficial owner is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, the beneficial owner, or the fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident of the United States or being or having been engaged in the conduct of a trade or business or present in the United States or having, or having had, a permanent establishment in the United States; or

o	the presentation by or on behalf of the beneficial owner of an interest in this Note for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of this Note is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax-exempt organization;

•	any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

•	any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if payment can be made without withholding by at least one other Paying Agent;

•	any tax, assessment or other governmental charge imposed solely because the beneficial owner of an interest in this Note (1) is a bank purchasing this Note in the ordinary course of its lending business or (2) is a bank that is neither (A) buying this Note for investment purposes nor (B) buying this Note for resale to a third party that either is not a bank or holding this Note for investment purposes only;

•	any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner of an interest in this Note, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority of or in the United States as a precondition to relief or exemption from the tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge imposed or collected pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any intergovernmental agreements entered into in connection with the implementation of such sections of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code;

•	any tax, assessment or other governmental charge imposed pursuant to Section 871(m) of the Code and any applicable Treasury regulations promulgated thereunder or published administrative guidance implementing such section;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

•	any combination of the items listed above.

Nor will the Issuer pay Additional Amounts with respect to any payment with respect to any interest in this Note to a U.S. Alien who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of the United States (or any political subdivision of the United States) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner held its interest in this Note directly.

This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, (a) specified on the face hereof, (b) if the Spread or Spread Multiplier is reset in accordance with the procedures specified below, then as determined pursuant to such procedures, or (c) if a holder of a Short-Term Note has exchanged such Note for an interest in this Note in response to an Optional Exchange Notice (as defined in such Short-Term Note), then as set forth in such Optional Exchange Notice. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term “Interest Reset Date” shall include the Initial Interest Reset Date). For the purpose of determining the Initial Interest Rate, references in this paragraph, the next succeeding paragraph and, if applicable, clauses (i) and (ii) under “Determination of EURIBOR” below to Interest Reset Date shall be deemed to mean the Original Issue Date. The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (a) the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date specified on the face hereof will be the Initial Interest Rate and (b) unless otherwise specified on the face hereof, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. As used herein, “Business Day” means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (“TARGET”), which utilizes a single shared platform and was launched on November 19, 2007, is open for the settlement of payment in euro (a “TARGET Settlement Day”).

If so indicated on the face of this Note, the Issuer has the option to reset the Spread or Spread Multiplier on this Note as of any Election Date. Such option shall include the right to reset the Maximum Interest Rate or Minimum. Interest Rate on this Note. The Issuer may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 calendar days prior to an Election Date, such notice to be accompanied by the form of the Reset Notice referred to below. Not later than 38 calendar days prior to such Election Date, the Paying Agent will mail to the holder hereof a notice (the “Reset Notice”), first class mail, postage prepaid, setting forth (a) the election of the Issuer to reset the Spread or Spread Multiplier and (b) such new Spread or Spread Multiplier, together with any new Maximum Interest Rate or Minimum Interest Rate.

If the face hereof indicates that the Issuer has the option to reset the Spread or Spread Multiplier on this Note, then, if the holder of this Note elects to terminate the automatic extension of the maturity hereof or any portion hereof as of any Election Date, the Issuer may, not later than the later of (a) the twentieth calendar day prior to such Election Date and (b) the first Business Day following the twenty-third calendar day prior to such Election Date, propose a new Spread or Spread Multiplier or revoke a Spread or Spread Multiplier previously set forth in a Reset Notice and propose a higher Spread or Spread Multiplier, in either case together with any new Maximum Interest Rate or Minimum Interest Rate, by causing the Paying Agent to send notice thereof, to the holder of this Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Issuer and the Paying Agent. If the Issuer has proposed a new or higher Spread or Spread Multiplier as described above, the holder hereof may withdraw his election to terminate the automatic extension of the maturity hereof or any portions thereof by giving written notice to such effect to the Paying Agent not less than 16 calendar days prior to such Election Date (or if such sixteenth day is not a Business Day, on the immediately preceding Business Day), in which case such new or higher Spread or Spread Multiplier, together with any new Maximum Interest Rate or Minimum Interest Rate, will apply to the entire principal amount of this Note from such Election Date until the Maturity Date or until the Spread or Spread Multiplier is further reset by the Issuer pursuant to the provisions hereof or of a Short-Term Note.

The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Federal Funds Rate, Federal Funds (Open) Rate and Prime Rate shall be on the Business Day prior to the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Commercial Paper Rate and CMT Rate will be the second Business Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CMS Rate will be the second U.S. Government Securities Business Day (as defined herein) prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR shall be the second TARGET Settlement Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding such Interest Reset Date, the Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to two or more base rates will be the latest Business Day that is at least two Business Days before the Interest Reset Date for the applicable Note on which each base rate is determinable.

Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to an Interest Determination Date, including the Interest Determination Date as of which the Initial Interest Rate is determined, will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the “Commercial Paper Rate,” for any Interest Determination Date, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield (as defined herein), calculated as described below, of the rate on that date for U.S. dollar commercial paper having the Index Maturity specified on the face hereof, as that rate is published in the H.15 Daily Update, under the heading “Commercial Paper—Nonfinancial.”

The following procedures shall be followed if the Commercial Paper Rate cannot be determined as described above:

(i)       If by 3:00 p.m., New York City time, on that Calculation Date the above rate is not yet published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the initial dealer and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer), for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

(ii)       If the dealers selected by the Issuer or its designee are not quoting as set forth in (i) above, the Commercial Paper Rate for that Interest Determination Date shall remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Money Market Yield” shall be a yield calculated in accordance with the following formula:

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of EURIBOR. If the Base Rate specified on the face hereof is “EURIBOR,” for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Thomson Reuters Eikon (“Reuters”), or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service (“Reuters Page EURIBOR01”) as of 11:00 a.m., Brussels time.

The following procedures shall be followed if the rate cannot be determined as described above:

(i) If the above rate does not appear, the Calculation Agent shall request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Issuer or its designee (after consultation with the Issuer), to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the Interest Determination Date, to prime banks in the Euro-zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR shall be the arithmetic mean of those quotations.

(ii) If fewer than two quotations are provided, EURIBOR shall be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the Issuer or its designee (after consultation with the Issuer), at approximately 11:00 a.m., Brussels time, on the applicable Interest Reset Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in euro.

(iii) If the banks so selected by the Issuer or its designee are not quoting as set forth above, EURIBOR for that Interest Determination Date shall remain EURIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

(iv) If the Issuer or its designee determine that EURIBOR has been permanently discontinued, the Calculation Agent will use, as a substitute for EURIBOR and for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) in the jurisdiction of the applicable Index Currency that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, the Issuer or its designee will make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as this Note. If, however, the Issuer or its designee determine that no such Alternative Rate exists on the relevant date, the Issuer or such designee shall make a determination of an alternative rate as a substitute for EURIBOR for debt obligations such as this Note, as well as the spread thereon, the business day convention and the Interest Determination Dates, that is consistent with accepted market practice.

“Euro-zone” means the region comprised of Member States of the European Union that adopt the single currency in accordance with the relevant treaty of the European Union, as amended.

Determination of the Federal Funds Rate. If the Base Rate specified on the face hereof is the “Federal Funds Rate,” for any Interest Determination Date, the Federal Funds Rate with respect to this Note shall be the rate on that date for U.S. dollar federal funds as published in the H.15 Daily Update under the heading “Federal Funds (Effective)” as displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service (“Reuters Page FEDFUNDS1”).

The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above:

(i) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate shall be the rate on that Interest Determination Date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

(ii) If the above rate is not yet published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that Interest Determination Date, quoted by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the initial dealer and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer).

(iii) If the brokers selected by the Issuer or its designee are not quoting as set forth in (ii) above, the Federal Funds Rate for that Interest Determination Date shall remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

Determination of Federal Funds (Open) Rate. If the Base Rate specified on the face hereof is the “Federal Funds (Open) Rate”, for any Interest Determination Date, the Federal Funds (Open) Rate with respect to this Note shall be the Federal Funds Rate on that date set forth opposite the caption “Open” as displayed on Reuters, or any successor service, on page 5 or any other page as may replace the applicable page on that service (“Reuters Page 5”).

The following procedures shall be followed if the Federal Funds (Open) Rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds (Open) Rate will be the rate on that Interest Determination Date displayed on FFPREBON Index Page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane, or any successor service, on Bloomberg.

•	If the above rate is not displayed on the FFPREBON Index Page on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the Federal Funds (Open) Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that Interest Determination Date, quoted by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer).

•	If the brokers selected by the Issuer or its designee are not quoting as set forth above, the Federal Funds (Open) Rate for that Interest Determination Date shall remain the Federal Funds (Open) Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

Determination of Prime Rate. If the Base Rate specified on the face hereof is “Prime Rate,” for any Interest Determination Date, the Prime Rate with respect to this Note shall be the rate on that date as published in the H.15 Daily Update under the heading “Bank Prime Loan.”

The following procedures shall be followed if the Prime Rate cannot be determined as described above:

(i)       If the above rate is not published in the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s Prime Rate or base lending rate, as of 11:30 a.m., New York City time, as in effect for that Interest Determination Date.

(ii)      If fewer than four rates for that Interest Determination Date appear on the Reuters Page US PRIME 1 by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the Prime Rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Interest Determination Date by at least three major banks in The City of New York, which may include affiliates of the initial dealer, selected by the Issuer or its designee (after consultation with the Issuer).

(iii)     If the banks selected by the Issuer or its designee are not quoting as set forth above, the Prime Rate for that Interest Determination Date shall remain the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Reuters Page US PRIME 1” means the display designated as page “US PRIME 1” on Reuters, or any successor service, or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of Treasury Rate. If the Base Rate specified on the face hereof is “Treasury Rate,” the Treasury Rate with respect to this Note shall be:

(i)       the rate from the Auction held on the applicable Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof as that rate appears under the caption “INVEST RATE” on the display on Reuters, or any successor service, on page USAUCTION10 or any other page as may replace page USAUCTION10 on that service (“Reuters Page USAUCTION10”), or on page USAUCTION11 or any other page as may replace page USAUCTION11 on that service (“Reuters Page USAUCTION11”); or

(ii)      if the rate described in (i) above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

(iii)     if the rate described in (ii) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the Auction rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(iv)     if the rate described in (iii) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary U.S. government securities dealers, which may include the initial dealer and its affiliates, selected by the Issuer or its designee, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

(v)     if the dealers selected by the Issuer or its designee are not quoting as described in (iv), the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of CMT Rate. If the Base Rate specified on the face hereof is the “CMT Rate,” for any Interest Determination Date, the CMT Rate with respect to this Note shall be any of the following rates published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source, as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for:

(1)       the rate on that Interest Determination Date, if the Designated CMT Reuters Page is FRBCMT; and

(2)       the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page is FEDCMT.

The following procedures shall be followed if the CMT Rate cannot be determined as described above:

(i)       If the above rate is no longer displayed on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturities Rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source.

(ii)      If the information set forth in (i) above is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent shall determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, reported, according to their written records, by three leading primary U.S. government securities dealers (“Reference Dealers”) in The City of New York, which may include the initial dealer or another affiliate, selected by the Issuer or its designee as described in the following sentence. The Issuer or its designee (after consultation with the Issuer) shall select five Reference Dealers and shall eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity shall be used.

(iii)     If three Treasury Notes quotations are not obtained as described in (ii) above, the Calculation Agent shall determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York, selected using the same method described in (ii) above, for Treasury Notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

(iv)     If three or four, and not five, of the Reference Dealers are quoting as described in (iii) above, then the CMT Rate for that Interest Determination Date shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes shall be eliminated.

(v)      If fewer than three Reference Dealers selected by the Issuer or its designee are quoting as described in (iii) above, the CMT Rate for that Interest Determination Date shall remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Designated CMT Reuters Page” means the display on Reuters, or any successor service, on the page designated on the face hereof or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source. If no Reuters page is specified on the face hereof, the Designated CMT Reuters Page shall be FEDCMT, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified on the face hereof, for which the CMT Rate shall be calculated. If no maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

Determination of CMS Rate. If the Base Rate specified on the face hereof is a “CMS Rate,” for any Interest Determination Date, the CMS Rate with respect to this Note shall be the fixed rate of interest payable on an interest rate swap having the index maturity specified as reported on Reuters Page ICESWAP1 or any successor page thereto at approximately 11:00 a.m. New York City time for such day.

The following procedures shall be followed if the CMS Rate cannot be determined as described above:

(i) If the rate is not displayed by approximately 11:00 a.m. New York City time on the Reuters Page ICESWAP1 on any day on which such rate must be determined, such rate for such day will be determined on the basis of the mid-market semi-annual swap rate quotations to the Calculation Agent provided by five leading swap dealers in the New York City interbank market selected by the Issuer or its designee (the “Reference Banks”) at approximately 11:00 a.m., New York City time, on such day, and, for this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the applicable maturity commencing on such day and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to the index rate that is then used in the calculation of the CMS Rate with a designated maturity of three months. The Issuer or its designee shall request the principal New York City office of each of the Reference Banks to provide a quotation of its rate.

(ii) If at least three quotations are provided, the rate for that day shall be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

(iii) If fewer than three quotations are provided as requested, the affected rate shall be determined by the Issuer or its designee in good faith and in a commercially reasonable manner.

Unless otherwise provided in the Addendum, “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof or, if the Maximum Interest Rate or Minimum Interest Rate is reset in accordance with the procedures referred to above, as determined pursuant to such procedures, the Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

Unless otherwise indicated on the face hereof or in the Addendum, interest payments on this Note shall be the amount of interest accrued from and including the Interest Accrual Date or from and including the last date to which interest has been paid or duly provided for to but excluding the Interest Payment Dates or Maturity Date (or any earlier redemption date), as the case may be. Unless otherwise provided in the Addendum, accrued interest hereon for any period shall be the sum of the products obtained by multiplying the interest factor calculated for each day in such period by the principal amount hereof shown on Schedule I hereto for each such day; provided that for the purpose of calculating the amount of interest payable hereon, any decrease in the principal amount hereof attributable to an exercise of the option to terminate the automatic extension of the maturity hereof shall be effective on and as of the Election Date corresponding to the exercise of such option, and any increase in the principal amount hereof shall be effective on and as of the Interest Payment Date immediately preceding the date of such increase. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is Commercial Paper Rate, EURIBOR, Federal Funds Rate, Federal Funds (Open) Rate, Prime Rate or CMS Rate; or (ii) by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% being rounded up to 0.00001%) and all U.S. dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent, with one-half cent rounded upward. All Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded up to 0.01. Unless otherwise provided in the Addendum, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. Unless otherwise provided in the Addendum, the interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

This Note and all other obligations of the Issuer hereunder will constitute part of the subordinated debt of the Issuer, will be issued under the Subordinated Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all “Senior Indebtedness” of the Issuer. The Subordinated Indenture defines “Senior Indebtedness” as (i) obligations (other than non-recourse obligations, the debt securities, including this Note, issued under the Subordinated Indenture or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness) of, or guaranteed or assumed by, the Issuer for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation and (ii) if provided in the supplemental indenture under which a series of Notes is issued or in the form of Note for such series, any additional obligations that the Issuer determines to include within the definition of Senior Indebtedness in order to assure that the Notes of such series will be accorded the regulatory capital recognition desired by the Issuer in accordance with Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, or any other rule or regulation governing the definition of capital that is applicable to the Issuer or its affiliates.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or an amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the “Market Exchange Rate”) on the Business Day immediately preceding the date of issuance.

The Trustee has been appointed registrar for the Notes (the “Registrar,” which term includes any successor registrar appointed by the Issuer), and the Registrar will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Subordinated Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Subordinated Indenture provides that (a) if an Event of Default (as defined in the Subordinated Indenture) pursuant to Section 5.01(c) of the Subordinated Indenture is provided in a supplemental indenture relating to a series of debt securities issued under the Subordinated Indenture, including the series of Subordinated Medium-Term Notes of which this Note forms a part (if such Event of Default is with respect to less than all outstanding debt securities issued under the Subordinated Indenture), and such Event of Default shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to certain events of bankruptcy, insolvency or reorganization of the Issuer shall have occurred and be continuing or if an Event of Default pursuant to Section 5.01(c) of the Subordinated Indenture is provided in a supplemental indenture relating to a series of debt securities issued under the Subordinated Indenture, including the series of Subordinated Medium-Term Notes of which this Note forms a part (if such Event of Default is with respect to all outstanding debt securities issued under the Subordinated Indenture), and such Event of Default shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Subordinated Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal, or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

The Subordinated Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Subordinated Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (i) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or alter certain provisions of the Subordinated Indenture relating to debt securities not denominated in U.S. dollars or impair or affect the rights of any holder of any series to institute suit for the payment thereof or (ii) reduce the aforesaid percentage in principal amount of debt securities of any series the consent of the holders of which is required for any such supplemental indenture; provided, however, that neither this Note nor the Subordinated Indenture may be amended to alter the subordination provisions hereof or thereof without the written consent of each holder of Senior Indebtedness then outstanding that would potentially be adversely affected thereby.

Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent (as defined below) unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

The “Exchange Rate Agent” shall be Morgan Stanley & Co. LLC, unless otherwise indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of, premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a Member State of the

European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for the payment of the principal of, premium, if any, or interest on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of, premium, if any, or interest on this Note as the same shall become due.

No provision of this Note or of the Subordinated Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Subordinated Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

As used herein, the term “U.S. Alien” means any person who, is for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

All terms used in this Note which are defined in the Subordinated Indenture and not otherwise defined herein shall have the meanings assigned to them in the Subordinated Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________ attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated: _______________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT TERMINATION OF AUTOMATIC EXTENSION

The undersigned hereby elects to terminate the automatic extension of the maturity of the within Note (or the portion thereof specified below) with the effect provided in the within Note by surrendering the within Note to the Trustee at The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), 101 Barclay Street, New York, New York 10286, Attention: Corporate Finance, or such other address of which the Issuer shall from time to time notify the holders of the Notes, together with this form of “Option to Elect Termination of Automatic Extension” duly completed by the holder of the within Note.

If the automatic extension of the maturity of less than the entire principal amount of the within Note is to be terminated, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000 in excess thereof) as to which the holder elects to terminate the automatic extension of the maturity $____________; and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes in the form attached to the within Note as Exhibit A to be issued to the holder for the portion of the within Note as to which the automatic extension of maturity is being terminated (in the absence of any such specification one such Note will be issued for the portion as to which the automatic extension of maturity is being terminated) $____________.

Dated:
	NOTICE:	The signature on this option to Elect Termination of Automatic Extension must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

SCHEDULE I

SCHEDULE OF EXCHANGES

The initial principal amount of this Note is $____________. The following exchanges of a portion of this Note for an interest in a Short-Term Note and the following exchanges of an interest in a Short-Term Note for an interest in this Note have been made:

Date of Exchange	Principal Amount Exchanged For Short-Term Note	Reduced Principal Amount Outstanding Following Such Exchange	Principal Amount of Short-Term Note Exchanged For Interest in this Note	Increased Principal Amount Outstanding Following Such Exchange	Notation Made by or on Behalf of Trustee

EXHIBIT A TO SUBORDINATED VARIABLE RATE RENEWABLE NOTE

[FORM OF FACE OF NOTE]

REGISTERED	REGISTERED
No. SUBVRR	CUSIP:
U.S. $

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.

ThIS NOTE haS not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”). tHIS NOTE may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.11

THESE NOTES ARE NOT A DEPOSIT AND ARE NOT INSURED OR PROTECTED BY THE SECURITIES INVESTOR PROTECTION CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

__________________

11 If this Note is offered in Japan or denominated in Japanese Yen, appropriate legends need to be added.

MORGAN STANLEY
SUBORDINATED VARIABLE RATE RENEWABLE NOTE
SUBORDINATED GLOBAL MEDIUM-TERM NOTE, SERIES F

BASE RATE:	ORIGINAL ISSUE DATE:	INITIAL ACCRUAL DATE:
INDEX MATURITY:	INITIAL INTEREST RESET DATE:	MATURITY DATE:
SPREAD (PLUS OR MINUS):	MAXIMUM INTEREST RATE:	INTEREST PAYMENT DATE(S):
SPREAD MULTIPLIER:	MINIMUM INTEREST RATE:	INTEREST RESET PERIOD:
REPORTING SERVICE:	INDEX CURRENCY:	INTEREST RESET DATE(S):
INITIAL INTEREST RATE:	SPECIFIED CURRENCY:	CALCULATION AGENT:
	EXCHANGE RATE AGENT: [MORGAN STANLEY & CO. LLC]	DESIGNATED CMT REUTERS PAGE:
	REDEMPTION NOTICE PERIOD: [1]	DESIGNATED CMT MATURITY INDEX:
	TAX REDEMPTION AND PAYMENT OF ADDITIONAL AMOUNTS: [NO][2]	IF SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, OPTION TO ELECT PAYMENT IN U.S. DOLLARS: [YES][3]
IF YES, STATE INITIAL OFFERING DATE: [NA]

OTHER PROVISIONS:

The Holder of this Note and the owner of any beneficial interest herein, by their purchase of this Note or such beneficial interest herein, are hereby deemed to have consented to any amendment to this Note that conforms the terms of this Note to the terms as set forth in Pricing Supplement No. ___ dated _______[, as amended by Amendment No. ___ thereto dated _____][4], and the prospectus supplement [, any index supplement or other supplement] and prospectus referred to therein, each related to this Note and filed with the Securities and Exchange Commission, and the Trustee is hereby authorized to enter into any such amendment to this Note without any further consent thereto of the Holder hereof or of such owner.

Morgan Stanley, a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to,             or registered assignees, the principal sum specified in Schedule I hereto on the Maturity Date specified above and to pay interest on the principal amount hereof outstanding from time to time, from the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate, as defined below, until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the earlier of (a) the date on which the principal hereof is paid or duly made available for payment and (b) the Interest Payment Date immediately preceding the date on which the principal amount hereof is reduced to zero, in each case, together with the unpaid amount of interest, if

__________________

1 Applicable if other than 30-60 calendar days. If this is a Registered Global Security, minimum notice period is [10] calendar days [current DTC limitation].

2 Default provision is NO. Indicate YES only for certain notes issued on a global basis if specified in pricing supplement.

3 Applies if this is a Registered Global Security, unless new arrangements are made with DTC outside of existing Letters of Representations.

4 Applicable if there is an amendment to the pricing supplement filed with the Securities and Exchange Commission prior to settlement of this Note.

any, payable on the principal amount hereof during the period that the Issuer’s obligation to pay such principal amount was evidenced by a predecessor Note that provided for the automatic extension of the maturity thereof (the “Renewable Note”), which amount shall be payable on the first date succeeding the Interest Accrual Date specified above on which interest on this Note is paid and shall be payable to the person receiving such interest payment. The Issuer will pay interest hereon in arrears weekly, monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date or any redemption date; provided, however, if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; provided, further, that if an Interest Payment Date or the Maturity Date would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date or Maturity Date shall be the following day that is a Business Day, except that if the Base Rate specified above is EURIBOR and such next Business Day falls in the next calendar month, the Interest Payment Date or Maturity Date shall be the immediately preceding day that is a Business Day. As used herein, “Initial Interest Rate” means the rate of interest determined using the Spread or Spread Multiplier, as the case may be, specified in the Renewable Note and using the Base Rate determined in accordance with the provisions of the Renewable Note (i) on the Interest Reset Date with respect to the Renewable Note occurring on the Interest Accrual Date specified above or (ii) if no such Interest Reset Date occurred on the Interest Accrual Date, on the Interest Reset Date with respect to the Renewable Note occurring immediately preceding the Interest Accrual Date.

Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date (a) the principal hereof has been paid or duly made available for payment or (b) the Interest Payment Date immediately preceding the date on which the principal amount hereof is reduced to zero in accordance with the provisions set forth below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date [one Business Day prior to such Interest Payment Date]5 [15 calendar days prior to such Interest Payment Date (whether or not a Business Day)]6 (each such date, a “Record Date”); provided, however, that interest payable at maturity shall be payable to the person to whom the principal hereof shall be payable.

On any date following the Original Issue Date and prior to the Record Date immediately preceding the Maturity Date, the holder hereof may, with the consent of the Issuer, exchange this Note or any portion hereof having a principal amount of $1,000 or any larger multiple of $1,000 in excess thereof for an interest in the Renewable Note equal to the principal amount hereof so exchanged by delivering to the Paying Agent, as defined on the reverse hereof, (i) this Note with the form entitled “Request to Exchange” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor or terms, a statement that a request to exchange is being made thereby, the principal amount hereof with respect to which such request is being made and a guarantee that this Note with the form entitled “Request to Exchange” below duly completed will be received by the Paying Agent no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter; provided that such telegram, telex, facsimile transmission or letter shall not be effective unless this Note and such form duly completed are received by the Paying Agent by such fifth Business Day. Such exchange may occur with respect to less than the entire principal amount hereof provided that the principal amount for which such exchange does not occur is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a request to exchange all or a portion of this Note for an interest in the Renewable Note may not be made during the period from and including a Record Date to but excluding the immediately succeeding Interest Payment Date. If a request to exchange any portion hereof is granted by the Issuer, then, on the date of such exchange, Schedule I hereto shall be annotated to

__________________

5 Applies only for a Registered Global Security.

6 Applies for Registered Note that is not in global form.

reflect the corresponding decrease in the principal amount hereof, and Schedule I to the Renewable Note shall be annotated to reflect the corresponding increase in the principal amount thereof.

Payment of the principal of, premium, if any, and interest on this Note due at maturity (or any redemption date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York, or at the office or agency of such other paying agent as the Issuer may determine in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or any date of redemption, will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is paid in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or any date of redemption, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of principal, premium, if any, or interest with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing [not less than 15 calendar days prior to the applicable payment date]7 [, with respect to payments of interest, on or prior to the fifth Business Day prior to the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be]8; provided that, if payment of principal, premium, if any, or interest with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that, if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register, and provided, further, that payment of the principal of, premium, if any, and interest on this Note due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day prior to such Record Date or at least ten Business Days prior to the Maturity Date or any redemption date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption date, for payments of principal, as the case may be.

If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

__________________

7 Applies for Registered Note that is not in global form.

8 Applies only for a Registered Global Security.

If this Note ceases to be held by The Depository Trust Company or its successor or the nominee of The Depository Trust Company or its successor, this Note will be exchanged for one or more Notes of authorized denominations having an aggregate principal amount equal to the principal amount of this Note as then shown on Schedule I hereto, which new Notes shall otherwise have the same terms as this Note, except that the provisions of such new Notes regarding the exchange thereof for an interest in a note providing for the automatic extension of the maturity thereof (a “New Renewable Note”) shall be modified to the extent appropriate for notes not required to be held in a securities depositary; provided that the respective rights and obligations of the Issuer and the holders of such new Notes shall be the same in all material respects as the respective rights and obligations of the Issuer and the holder of this Note. The terms of the New Renewable Note shall be the same as the terms of the Renewable Note, except that the principal amount thereof shall equal the principal amount of the new Notes exchanged therefor and the provisions of such New Renewable Notes regarding the automatic extension of the maturity thereof shall be modified to the extent appropriate for notes not required to be held in a securities depositary; provided that the respective rights and obligations of the Issuer and the holders of such New Renewable Notes shall be the same in all material respects as the respective rights and obligations of the Issuer and the holder of the Renewable Note. Such new Notes shall have stated principal amounts and shall be registered in the names of the persons then having a beneficial interest in this Note or in the names of their nominees.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, including the Addendum, which further provisions shall for all purposes have the same effect as if set forth at this place, including, without limitation, the provisions relating to the subordination of this Note to the Issuer’s Senior Indebtedness, as defined on the reverse hereof.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature (which signature may be entered on such certificate electronically), this Note shall not be entitled to any benefit under the Subordinated Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

MORGAN STANLEY

DATED:_________________________	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Subordinated Indenture. THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

SUBORDINATED GLOBAL MEDIUM-TERM NOTE, SERIES F

This Note is one of a duly authorized issue of Subordinated Global Medium-Term Notes, Series F (the “Notes”), of the Issuer. The Notes are issuable under a Subordinated Indenture, dated as of October 1, 2004, between the Issuer and The Bank of New York Mellon, a New York banking corporation (as successor to J.P. Morgan Trust Company, National Association), as Trustee (the “Trustee,” which term includes any successor trustee under the Subordinated Indenture) (as may be amended or supplemented from time to time, the “Subordinated Indenture”), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), at its corporate trust office in The City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Subordinated Indenture. To the extent not inconsistent herewith, the terms of the Subordinated Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of this Note, including any Addendum, will not be redeemable prior to maturity.

This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date (as used herein, the term “Interest Reset Date” shall include the Initial Interest Reset Date). The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (a) the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date specified on the face hereof will be the Initial Interest Rate and (b) unless otherwise specified on the face hereof, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. As used herein, “Business Day” means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (“TARGET”) , which utilizes a single shared platform and was launched on November 19, 2007, is open for the settlement of payment in euro (a “TARGET Settlement Day”).

If so indicated on the face of this Note, the Issuer may from time to time offer to reset the Spread or Spread Multiplier, as the case may be, on the Renewable Note by causing the Paying Agent to send to the holder hereof a notice (an “Optional Exchange Notice”) by first class mail, postage prepaid, or by such other means as shall be agreed between the Issuer and the Paying Agent, setting forth (a) the new Spread or Spread Multiplier to be applied to the Renewable Note, together with any change in the Maximum Interest Rate or Minimum Interest Rate, and (b) the date, if any, on which such offer will expire. In order to accept such offer, the holder hereof must exchange this Note in whole or in part for an interest in the Renewable Note in accordance with the third paragraph on the face of this Note by delivering to the Paying Agent the notice referred to in clause (i) or (ii) of such paragraph prior to the earlier of the expiration date, if any, of such offer and the Record Date immediately preceding the Maturity Date.

The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Federal Funds Rate, Federal Funds (Open) Rate and Prime Rate shall be on the Business Day prior to the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Commercial Paper Rate and CMT Rate will be the second Business Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CMS Rate will be the second U.S. Government Securities Business Day (as defined herein) prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR shall be the second TARGET Settlement Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding such Interest Reset Date, the Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to two or more base rates will be the latest Business Day that is at least two Business Days before the Interest Reset Date for the applicable Note on which each base rate is determinable.

Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to an Interest Determination Date, including the Interest Determination Date as of which the Initial Interest Rate is determined, will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the “Commercial Paper Rate,” for any Interest Determination Date, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield (as defined herein), calculated as described below, of the rate on that date for U.S. dollar commercial paper having the Index Maturity specified on the face hereof, as that rate is published in the H.15 Daily Update, under the heading “Commercial Paper--Nonfinancial.”

The following procedures shall be followed if the Commercial Paper Rate cannot be determined as described above:

(i)       If by 3:00 p.m., New York City time, on that Calculation Date the above rate is not yet published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the initial dealer and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer), for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

(ii) If the dealers selected by the Issuer or its designee are not quoting as set forth in (i) above, the Commercial Paper Rate for that Interest Determination Date shall remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Money Market Yield” shall be a yield calculated in accordance with the following formula:

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of EURIBOR. If the Base Rate specified on the face hereof is “EURIBOR,” for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Thomson Reuters Eikon (“Reuters”), or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service (“Reuters Page EURIBOR01”) as of 11:00 a.m., Brussels time.

The following procedures shall be followed if the rate cannot be determined as described above:

(i) If the above rate does not appear, the Calculation Agent shall request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Issuer or its designee (after consultation with the Issuer), to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the Interest Determination Date, to prime banks in the Euro-zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR shall be the arithmetic mean of those quotations.

(ii) If fewer than two quotations are provided, EURIBOR shall be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the Issuer or its designee (after consultation with the Issuer), at approximately 11:00 a.m., Brussels time, on the applicable Interest Reset Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in euro.

(iii) If the banks so selected by the Issuer or its designee are not quoting as set forth above, EURIBOR for that Interest Determination Date shall remain EURIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

(iv) If the Issuer or its designee determine that EURIBOR has been permanently discontinued, the Calculation Agent will use, as a substitute for EURIBOR and for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) in the jurisdiction of the applicable Index Currency that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, the Issuer or its designee will make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as this Note. If, however, the Issuer or its designee determine that no such Alternative Rate exists on the relevant date, the Issuer or such designee shall make a determination of an alternative rate as a substitute for EURIBOR for debt obligations such as this Note, as well as the spread thereon, the business day convention and the Interest Determination Dates, that is consistent with accepted market practice.

“Euro-zone” means the region comprised of Member States of the European Union that adopt the single currency in accordance with the relevant treaty of the European Union, as amended.

Determination of the Federal Funds Rate. If the Base Rate specified on the face hereof is the “Federal Funds Rate,” for any Interest Determination Date, the Federal Funds Rate with respect to this Note shall be the rate on that date for U.S. dollar federal funds as published in the H.15 Daily Update under the heading “Federal Funds (Effective)” as displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service (“Reuters Page FEDFUNDS1”).

The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above:

(i)       If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate shall be the rate on that Interest Determination Date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

(ii)      If the above rate is not yet published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that Interest Determination Date, quoted by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the initial dealer and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer).

(iii)     If the brokers selected by the Issuer or its designee are not quoting as set forth in (ii) above, the Federal Funds Rate for that Interest Determination Date shall remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

Determination of Federal Funds (Open) Rate. If the Base Rate specified on the face hereof is the “Federal Funds (Open) Rate”, for any Interest Determination Date, the Federal Funds (Open) Rate with respect to this Note shall be the Federal Funds Rate on that date set forth opposite the caption “Open” as displayed on Reuters, or any successor service, on page 5 or any other page as may replace the applicable page on that service (“Reuters Page 5”).

The following procedures shall be followed if the Federal Funds (Open) Rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds (Open) Rate will be the rate on that Interest Determination Date displayed on FFPREBON Index Page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane, or any successor service, on Bloomberg.

•	If the above rate is not displayed on the FFPREBON Index Page on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the Federal Funds (Open) Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that Interest Determination Date, quoted by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the Issuer or its designee (after consultation with the Issuer).

•	If the brokers selected by the Issuer or its designee are not quoting as set forth above, the Federal Funds (Open) Rate for that Interest Determination Date shall remain the Federal Funds (Open) Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

Determination of Prime Rate. If the Base Rate specified on the face hereof is “Prime Rate,” for any Interest Determination Date, the Prime Rate with respect to this Note shall be the rate on that date as published in the H.15 Daily Update under the heading “Bank Prime Loan.”

The following procedures shall be followed if the Prime Rate cannot be determined as described above:

(i)       If the above rate is not published in the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s Prime Rate or base lending rate, as of 11:30 a.m., New York City time, as in effect for that Interest Determination Date.

(ii)     If fewer than four rates for that Interest Determination Date appear on the Reuters Page US PRIME 1 by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the Prime Rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Interest Determination Date by at least three major banks in The City of New York, which may include affiliates of the initial dealer, selected by the Issuer or its designee (after consultation with the Issuer).

(iii)     If the banks selected by the Issuer or its designee are not quoting as set forth above, the Prime Rate for that Interest Determination Date shall remain the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Reuters Page US PRIME 1” means the display designated as page “US PRIME 1” on Reuters, or any successor service, or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of Treasury Rate. If the Base Rate specified on the face hereof is “Treasury Rate,” the Treasury Rate with respect to this Note shall be:

(i)      the rate from the Auction held on the applicable Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof as that rate appears under the caption “INVEST RATE” on the display on Reuters, or any successor service, on page USAUCTION10 or any other page as may replace page USAUCTION10 on that service (“Reuters Page USAUCTION10”), or on page USAUCTION11 or any other page as may replace page USAUCTION11 on that service (“Reuters Page USAUCTION11”); or

(ii)     if the rate described in (i) above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

(iii)     if the rate described in (ii) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the Auction rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(iv)     if the rate described in (iii) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary U.S. government securities dealers, which may include the initial dealer and its affiliates, selected by the Issuer or its designee, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

(v)     if the dealers selected by the Issuer or its designee are not quoting as described in (iv), the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of CMT Rate. If the Base Rate specified on the face hereof is the “CMT Rate,” for any Interest Determination Date, the CMT Rate with respect to this Note shall be any of the following rates published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source, as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for:

(1) the rate on that Interest Determination Date, if the Designated CMT Reuters Page is FRBCMT; and

(2) the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page is FEDCMT.

The following procedures shall be followed if the CMT Rate cannot be determined as described above:

(i)      If the above rate is no longer displayed on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturities Rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source.

(ii)     If the rate described in (i) above is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent shall determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, reported, according to their written records, by three leading primary U.S. government securities dealers (“Reference Dealers”) in The City of New York, which may include the initial dealer or its affiliates, selected by the Issuer or its designee as described in the following sentence. The Issuer or its designee (after consultation with the Issuer) shall select five Reference Dealers and shall eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity shall be used.

(iii)     If three Treasury Notes quotations are not obtained as described in (ii) above, the Calculation Agent shall determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York, selected using the same method described in (ii) above, for Treasury Notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

(iv)     If three or four, and not five, of the Reference Dealers are quoting as described in (iii) above, then the CMT Rate for that Interest Determination Date shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes shall be eliminated.

(v)      If fewer than three Reference Dealers selected by the Issuer or its designee are quoting as described in (iii) above, the CMT Rate for that Interest Determination Date shall remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Designated CMT Reuters Page” means the display on Reuters, or any successor service, on the page designated on the face hereof or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities published by the Federal Reserve System Board of Governors, or its

successor, on its website or in another recognized electronic source. If no Reuters page is specified on the face hereof, the Designated CMT Reuters Page shall be FEDCMT, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified on the face hereof, for which the CMT Rate shall be calculated. If no maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

Determination of CMS Rate. If the Base Rate specified on the face hereof is a “CMS Rate,” for any Interest Determination Date, the CMS Rate with respect to this Note shall be the fixed rate of interest payable on an interest rate swap having the index maturity specified as reported on Reuters Page ICESWAP1 or any successor page thereto at approximately 11:00 a.m. New York City time for such day.

The following procedures shall be followed if the CMS Rate cannot be determined as described above:

(i) If the rate is not displayed by approximately 11:00 a.m. New York City time on the Reuters Page ICESWAP1 on any day on which such rate must be determined, such rate for such day will be determined on the basis of the mid-market semi-annual swap rate quotations to the Calculation Agent provided by five leading swap dealers in the New York City interbank market selected by the Issuer or its designee (the “Reference Banks”) at approximately 11:00 a.m., New York City time, on such day, and, for this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the applicable maturity commencing on such day and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to the index rate that is then used in the calculation of the CMS Rate with a designated maturity of three months. The Issuer or its designee shall request the principal New York City office of each of the Reference Banks to provide a quotation of its rate.

(ii) If at least three quotations are provided, the rate for that day shall be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

(iii) If fewer than three quotations are provided as requested, the affected rate shall be determined by the Issuer or its designee in good faith and in a commercially reasonable manner.

Unless otherwise provided in the Addendum, “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

Unless otherwise indicated on the face hereof or in the Addendum, interest payments on this Note shall be the amount of interest accrued from and including the Interest Accrual Date or from and including the last date to which interest has been paid or duly provided for to but excluding the Interest Payment Dates or Maturity Date, as the case may be. Unless otherwise provided in the Addendum, accrued interest hereon for any period shall be the sum of the products obtained by multiplying the interest factor calculated for each day in such period by the principal amount hereof shown on Schedule I hereto for each such day; provided that for the purpose of calculating the amount of interest payable hereon, any decrease in the principal amount hereof attributable to an exercise of the option to exchange a portion of this Note for an interest in the Renewable Note shall be effective on and as of the Interest Payment Date immediately preceding the date of such decrease. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is Commercial Paper Rate, EURIBOR, Federal Funds Rate, Federal Funds (Open) Rate, Prime Rate or CMS Rate; or (ii) by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% being rounded up to 0.00001%) and all U.S. dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent, with one-half cent rounded upward. All Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded up to 0.01. Unless otherwise provided in the Addendum, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. Unless otherwise provided in the Addendum, the interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

This Note and all other obligations of the Issuer hereunder will constitute part of the subordinated debt of the Issuer, will be issued under the Subordinated Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all “Senior Indebtedness” of the Issuer. The Subordinated Indenture defines “Senior Indebtedness” as (i) obligations (other than non-recourse obligations, the debt securities, including this Note, issued under the Subordinated Indenture or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness) of, or guaranteed or assumed by, the Issuer for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation and (ii) if provided in the supplemental indenture under which a series of Notes is issued or in the form of Note for such series, any additional obligations that the Issuer determines to include within the definition of Senior Indebtedness in order to assure that the Notes of such series will be accorded the regulatory capital recognition desired by the Issuer in accordance with Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, or any other rule or regulation governing the definition of capital that is applicable to the Issuer or its affiliates.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the “Market Exchange Rate”) on the Business Day immediately preceding the date of issuance.

The Trustee has been appointed registrar for the Notes (the “Registrar,” which term includes any successor registrar appointed by the Issuer), and the Registrar will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Subordinated Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Subordinated Indenture provides that, (a) if an Event of Default (as defined in the Subordinated Indenture) pursuant to Section 5.01(c) of the Subordinated Indenture is provided in the supplemental indenture relating to the series of Subordinated Medium-Term Notes of which this Note forms a part or in the form of debt security for such series (if such Event of Default is with respect to less than all outstanding debt securities issued under the Subordinated Indenture) and such Event of Default shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to certain events of bankruptcy, insolvency or reorganization of the Issuer shall have occurred and be continuing or if an Event of Default pursuant to Section 5.01(c) of the Subordinated Indenture is provided in the supplemental indenture relating to the series of Subordinated Medium-Term Notes of which this Note forms a part or in the form of debt security for such series (if such Event of Default is with respect to all outstanding debt securities issued under the Subordinated Indenture) and such Event of Default shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Subordinated Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal, premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

If the face hereof indicates that this Note is subject to “Tax Redemption and Payment of Additional Amounts,” this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed [as provided in the Addendum] for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the notice.

If the face hereof indicates that this Note is subject to “Tax Redemption and Payment of Additional Amounts,” the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the “Additional Amounts”) to the holder of this Note with respect to any interest in this Note held by a registered holder who is a U.S. Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority of or in the United States, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts for or on account of:

•	any present or future tax, assessment or other governmental charge that would not have been so imposed but for

o	the existence of any present or former connection between the beneficial owner of an interest in this Note, or between a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner, if the beneficial owner is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, the beneficial owner, or the fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident of the United States or being or having been engaged in the conduct of a trade or business or present in the United States or having, or having had, a permanent establishment in the United States; or

o	the presentation by or on behalf of the beneficial owner of an interest in this Note for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of this Note is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax-exempt organization;

•	any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

•	any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if payment can be made without withholding by at least one other Paying Agent;

•	any tax, assessment or other governmental charge imposed solely because the beneficial owner of an interest in this Note (1) is a bank purchasing this Note in the ordinary course of its lending business or (2) is a bank that is neither (A) buying this Note for investment purposes nor (B) buying this Note for resale to a third party that either is not a bank or holding this Note for investment purposes only;

•	any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner of an interest in this Note, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority of or in the United States as a precondition to relief or exemption from the tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge imposed or collected pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any intergovernmental agreements entered into in connection with the implementation of such sections of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code;

•	any tax, assessment or other governmental charge imposed pursuant to Section 871(m) of the Code and any applicable Treasury regulations promulgated thereunder or published administrative guidance implementing such section;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

•	any combination of the items listed above.

Nor will the Issuer pay Additional Amounts with respect to any payment with respect to any interest in this Note to a U.S. Alien who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of the United States (or any political subdivision of the United States) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner held its interest in this Note directly.

The Subordinated Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Subordinated Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (i) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or alter certain provisions of the Subordinated Indenture relating to debt securities not denominated in U.S. dollars or impair or affect the rights of any holder of any series to institute suit for the payment thereof or (ii) reduce the aforesaid percentage in principal amount of debt securities of any series the consent of the holders of which is required for any such supplemental indenture; provided, however, that neither this Note nor the Subordinated Indenture may be amended to alter the subordination provisions hereof or thereof without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the

Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent (as defined below) unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

The “Exchange Rate Agent” shall be Morgan Stanley & Co. LLC, unless otherwise indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of, premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings is introduced and a Paying Agent has been designated within the European Union, the Issuer will maintain a Paying Agent in a Member State of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or law.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for the payment of the principal of, premium, if any, or interest on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of, premium, if any, or interest on this Note as the same shall become due.

No provision of this Note or of the Subordinated Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Subordinated Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

As used herein, the term “U.S. Alien” means any person who is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

All terms used in this Note which are defined in the Subordinated Indenture and not otherwise defined herein shall have the meanings assigned to them in the Subordinated Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________ attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated: _____________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

REQUEST TO EXCHANGE

The undersigned hereby requests to exchange the within Note (or the portion thereof specified below) with the effect provided in the within Note by surrendering the within Note to the Paying Agent at The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), 101 Barclay Street, New York, New York 10286, Attention: Corporate Finance, or such other address of which the Issuer shall from time to time notify the holders of the Notes, together with this form of “Request to Exchange” duly completed by the holder of the within Note.

If less than the entire principal amount of the within Note is requested to be exchanged, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000 in excess thereof) to be exchanged $ ________.

Dated:
NOTICE: The signature on this Request to Exchange must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

SCHEDULE I

SCHEDULE OF EXCHANGES

The initial principal amount of this Note is . The following exchanges of a portion of this Note for an interest in the Renewable Note have been made:

Date of Exchange	Principal Amount Exchanged For Renewable Note	Reduced Principal Amount Outstanding Following Such Exchange	Notation Made by or on Behalf of Trustee

[ADDENDUM]20

Determination of SOFR

The Base Rate specified on the face hereof is based on SOFR. The Calculation Agent shall determine SOFR for each U.S. Government Securities Business Day as follows:

SOFR means, with respect to any U.S. Government Securities Business Day:

(1) the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day as provided by the New York Federal Reserve, as the administrator of such rate (or a successor administrator) on the New York Federal Reserve’s Website on or about 5:00 p.m. (New York time) on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day; or

(2) if the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day does not appear as specified in paragraph (1), unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate in respect of the last U.S. Government Securities Business Day for which such rate was published on the New York Federal Reserve’s Website; or

(3) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred:

•	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

•	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

•	the sum of: (a) the alternate rate of interest that has been selected by the Issuer or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark” means the Secured Overnight Financing Rate with the Index Maturity specified above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate with the Index Maturity specified above or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order presented in clause (3) of the definition of “SOFR” that can be determined by the Issuer or its designee as of the Benchmark Replacement Date. In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

__________________

20 Applies only if the specified Base Rate is SOFR.

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Payment Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Issuer or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York.

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Reference Time” with respect to any determination of the Benchmark means the time determined by the Issuer or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, any determination, decision or election that may be made by the Issuer or its designee pursuant to this Note, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	will be made in the Issuer’s or its designee’s sole discretion; and

•	notwithstanding anything to the contrary in the documentation relating to this Note, shall become effective without consent from the holder of this Note or any other party.

How Interest is Calculated

The amount of interest accrued and payable on this Note for each Interest Payment Period during the Floating Rate Period will be equal to the outstanding principal amount of this Note multiplied by the product of:

•	the sum of the accrued interest compounding factor plus the Spread for the relevant Interest Payment Period,

- multiplied by -

•	the quotient obtained by dividing the actual number of calendar days in such Interest Payment Period by 360.

Notwithstanding the foregoing, in no event will the interest rate payable for any Interest Payment Period be less than zero percent.

With respect to any Interest Payment Period during the Floating Rate Period, the accrued interest compounding factor means the rate of return of a daily compound interest investment computed in accordance with the following formula (with the resulting percentage rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards to 0.00001):

“d0”, for any Interest Payment Period, is the number of U.S. Government Securities Business Days in the relevant Interest Payment Period.

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Interest Payment Period.

“SOFRi”, for any day “i” in the relevant Interest Payment Period, is a reference rate equal to SOFR in respect of that day.

“ni” is the number of calendar days in the relevant Interest Payment Period on which the rate is SOFRi.

“d” is the number of calendar days in the relevant Interest Payment Period.

For these calculations, the interest rate in effect on any U.S. Government Securities Business Day will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding U.S. Government Securities Business Day.

Alternate Interest Accrual Calculation in Case of an Event of Default

In case an Event of Default with respect to this Note shall have occurred and be continuing, the amount declared due and payable for each $1,000 principal amount of this Note (the “Stated Principal Amount”) upon any acceleration of this Note shall be determined by the Calculation Agent, after consultation with the Issuer, and shall be an amount in cash equal to the Stated Principal Amount plus accrued and unpaid interest thereon calculated as if the date of such acceleration were the Maturity Date, final Interest Payment Period End-Date (if applicable) and final Interest Payment Date.

Alternate Interest Accrual Calculation in Case of a Tax Redemption

If this Note is redeemed in accordance with the provisions relating to “Tax Redemption and Payment of Additional Amounts,” the Stated Principal Amount upon any such redemption of this Note shall be determined by the Calculation Agent and shall be an amount in cash equal to the Stated Principal Amount plus accrued and unpaid interest thereon calculated as if the date of such redemption were the Maturity Date, final Interest Payment Period End-Date and final Interest Payment Date.